EXHIBIT 10.8
                               SEVERANCE AGREEMENT


     This Severance Agreement (this "Agreement") is made this 23rd day of July, 1999 by and between Marie T. Pierson (hereinafter "Pierson") and American Bingo & Gaming Corp. (hereinafter "ABG").

     Whereas  Pierson  is  an  employee  and  an  officer  of  ABG;

     Now, in consideration of the mutual promises contained herein and the terms set forth below, the parties agree as follows:

1.     Resignation.  Pierson hereby resigns from any and all positions held with
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ABG  and its subsidiaries as a result of the change in control provisions of the employment  agreement.

2.     Severance  Payment.  ABG  does  hereby  agree to pay Pierson $90,000 as a
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severance  payment  pursuant  to  the  terms  of  her  employment  agreement.

3.     Benefits  Continuation.  Continuation  for  the  Severance  Period  (nine
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months)  of  coverage  under  the  group  health,  dental,  disability  and life insurance benefit plans or until Pierson is able to effect coverage from another employer at any time during the Severance period.

4.     Confidentiality.  Pierson hereby acknowledges, represents and agrees that
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she will maintain the confidentiality of all information obtained regarding ABG, including but not limited to its operations, management, financial matters, plans and other material data, and that she will not in any fashion, form or manner, either directly or indirectly, divulge, disclose or communicate to any person, firm, corporation or other business entity, in any manner whatsoever, any such confidential information concerning ABG. However, Pierson may disclose any information required by law or regulatory agency.

5.     Indemnification.  ABG  agrees to indemnify and hold Pierson harmless from
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and  against any and all costs, judgments, expenses, attorney's fees, damages or liabilities whatsoever relating to any and all claims that may be brought against Pierson in connection with her position as an officer of ABG to the fullest extent authorized by Delaware law as provided in paragraph 7 of the Certificate of Incorporation of ABG, as amended October 7, 1994.

6.     Governing  Law.  This  Agreement  shall  be governed by and construed and
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enforced  in  accordance  with  the  laws  of  the  State  of  South  Carolina.

7.     Severability.  If  any  of this Agreement or any portion of any provision
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of  this  Agreement  is  at  any  time  deemed  or  declared  void,  voidable or unenforceable, then such provision or portion of such provision is severable from the remainder of this Agreement and the remainder of this Agreement and the remainder of this Agreement shall be fully enforced.

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8.     Further Assurances.  The parties shall from time to time promptly execute
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and  deliver  such further instruments, documents or papers and perform all acts necessary or proper to carry out and effect the terms and provisions of this Agreement.

9.     Supersedes  Prior  Agreement.  It  is  understood  and  agreed  that this
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Agreement  contains  the entire agreement between the parties and supersedes any and all prior agreements and arrangements or understandings between the parties relating to the subject matter hereof. No oral understanding, statements, promises or inducements contrary to the terms of this Agreement exist. This Agreement cannot be changed or terminated orally.

10.     ABG Release.  Pierson hereby releases ABG and its officers and directors
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from  any  and  all  past, present or future claims, demands, actions, causes of action, costs, judgments, expenses, attorney's fees, damages and all liabilities whatsoever at law or in equity, whether known or unknown, that she may have, claim to have, or have ever had, against ABG and its officers and directors arising from any and all causes of action.

11.     Pierson  Global  Release.  ABG  hereby releases Pierson from any and all
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past,  present  and  future  claims,  demands, actions, causes of action, costs, judgments, expenses, attorney's fees, damages and all liabilities whatsoever at law or in equity, whether known or unknown, that it may have, claim to have, or have ever had, against Pierson.


     In Witness whereof, the parties hereto have executed this Agreement as of the date first set forth above.


WITNESS:


/s/  Shannon  M.  Pierson             /s/  Marie  T.  Pierson
-------------------------             -----------------------
                                      Marie  T.  Pierson


WITNESS:                              American  Bingo  &  Gaming  Corp.


/s/  Shannon  M.  Pierson             By:    /s/  Daniel  W.  Deloney
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                                      Name:  Daniel  W.  Deloney
                                      Title: Chairman  of  the  Board  &  CEO

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